Exhibit 99.1

NEWS RELEASE

Allegheny Technologies Incorporated	Contact:
Corporate Headquarters	Dan L. Greenfield
1000 Six PPG Place	412-394-3004
Pittsburgh, PA 15222-5479 U.S.A.
www.ATImetals.com

Tentative Agreements with USW-Represented Employees at ATI Allegheny Ludlum and

ATI’s Albany, OR Titanium Operations Not Ratified

Pittsburgh, PA, July 26, 2011 – Allegheny Technologies Incorporated (NYSE: ATI) announced that the tentative agreements that were reached on June 30, 2011, between ATI Allegheny Ludlum and ATI’s Albany, OR titanium operations and the United Steelworkers (USW) were not ratified by USW-represented employees. The existing labor agreements covering employees of Allegheny Ludlum and the Albany, OR titanium operations are currently set to expire on August 1, 2011.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statement.

Building the World’s Best Specialty Metals Company®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues, including Ladish, of approximately $4.8 billion for the last twelve months. ATI has approximately 11,000 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, niobium, tungsten materials, forgings, castings, and fabrication and machining capabilities. The ATI website is www.ATImetals.com.